Calculation of Filing Fee Tables
S-3
AXT INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.001 par value	457(o)
		Equity	Preferred Stock, $0.001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Depository Shares	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 6,546.00
			Net Fee Due:						$ 7,264.00
Offering Note
[1]	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock of the registrant, (f) subscription rights to purchase common stock of the registrant, (g) purchase contracts, and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant, which together shall have an aggregate initial offering price not to exceed $100 million. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, principal amount of debt securities, rights, and warrants as may be issued upon conversion of or exchange for preferred stock, debt securities that provide for conversion or exchange; upon exercise of warrants; pursuant to the terms of any units; or pursuant to the anti-dilution provisions of any such securities. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $6,546.00 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the registrant's prior unallocated (universal) shelf registration statement on Form S-3 originally filed on July 27, 2021, as amended on September 24, 2021, December 3, 2021, December 30, 2021, February 4, 2022, April 14, 2022 and May 5, 2022 (File No. 333-258196) (the "Prior Registration Statement"), which has expired because more than three years have elapsed since the initial effective date of the Prior Registration Statement and all offerings thereunder have been completed or terminated. No securities were sold by registrant under the Prior Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	AXT, Inc.	S-3	333-258196	07/27/2021		$ 6,546.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 60,000,000.00
Fee Offset Sources	2	AXT, Inc.	S-3	333-258196		07/27/2021						$ 6,546.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $6,546.00 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the registrant's prior unallocated (universal) shelf registration statement on Form S-3 originally filed on July 27, 2021, as amended on September 24, 2021, December 3, 2021, December 30, 2021, February 4, 2022, April 14, 2022 and May 5, 2022 (File No. 333-258196) (the "Prior Registration Statement"), which has expired because more than three years have elapsed since the initial effective date of the Prior Registration Statement and all offerings thereunder have been completed or terminated. No securities were sold by registrant under the Prior Registration Statement.

Offset Note
[2]	In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $6,546.00 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the registrant's prior unallocated (universal) shelf registration statement on Form S-3 originally filed on July 27, 2021, as amended on September 24, 2021, December 3, 2021, December 30, 2021, February 4, 2022, April 14, 2022 and May 5, 2022 (File No. 333-258196) (the "Prior Registration Statement"), which has expired because more than three years have elapsed since the initial effective date of the Prior Registration Statement and all offerings thereunder have been completed or terminated. No securities were sold by registrant under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A